October 19, 2018

TO:	Members of the Federal Home Loan Bank of Boston

SUBJECT:	Member Director Report of Election

The Federal Home Loan Bank of Boston is pleased to announce the results of the election of member directors for four-year terms beginning January 1, 2019 and ending December 31, 2022. The directors elected are indicated below.

VERMONT

Number of VT Members Voting in Election (Total Ballots Received):	Not Applicable
Percent of VT Members Voting in Election	Not Applicable
Total Number of Eligible Votes in VT (Potential)	Not Applicable

*Michael R. Tuttle	Unopposed
Director
Opportunities Credit Union
Winooski, VT

NEW HAMPSHIRE

Number of NH Members Voting in Election (Total Ballots Received):	22
Percent of NH Members Voting in Election	73%
Total Number of Eligible Votes in NH (Potential)	515,877

VOTES RECEIVED

Stephen R. Theroux	152,951
Director
American European Insurance Company
Concord, NH

*Richard E. Wyman	254,287
President
Meredith Village Savings Bank
Meredith, NH
__________________
* Mr. Tuttle and Mr. Wyman were elected to four-year terms expiring December 31, 2022.

Members of the Federal Home Loan Bank of Boston
October 19, 2018

We extend a special note of thanks to all our members who participated in this year’s election process.

Sincerely,

/s/ Carol Hempfling Pratt

Carol Hempfling Pratt
Senior Vice President/General Counsel
Corporate Secretary